UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)

50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 364-6093

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Long-Term Equity Incentive Awards
On May 18, 2017, the Board of Directors (the “Board”), upon recommendation of the Compensation Committee of the Board of AppFolio, Inc. (the “Company”), approved the grant of incentive stock options under the Company’s 2015 Stock Incentive Plan to Ida Kane, the Company’s Chief Financial Officer, and Jason Randall, SVP, AppFolio Property Manager, each in the amount of 20,000 shares (the “Performance Options”). The Performance Options were granted with an exercise price equal to the closing price of the Company’s Class A Common Stock on the NASDAQ Global Market on the date of grant, and are exercisable for shares of Class A Common Stock.
The actual number of Performance Options that are subject to vesting, if any, will be determined by reference to the Company’s achievement relative to pre-established “adjusted gross margin” targets for fiscal year 2019. 50% of the Performance Options will vest based on the achievement of a specified targeted amount, and the remaining 50% will vest based on the achievement of a specified higher amount.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppFolio, Inc.

Date: May 19, 2017	By:	/s/ Ida Kane
Name: Ida Kane
Title: Chief Financial Officer